Exhibit 10.7

OAK STREET HEALTH LLC

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

I. Purpose. The purpose of this Amended and Restated Incentive Plan is to promote the interests of Oak Street Health, LLC, an Illinois limited liability company (the “Company) and its Affiliates by (i) attracting and retaining officers, directors, employees, consultants, and independent contractors of the Company and its Subsidiaries and (ii) enabling such persons to acquire an equity interest in and participate in the long-term growth and financial success of the Company. This Incentive Plan is not intended to preclude other management incentive awards and programs.

II. Definitions. As used in this Incentive Plan, the following terms shall have the meanings set forth below. Capitalized terms used and not defined herein shall have the meaning set forth in the LLC Agreement.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean, the definition of “cause” set forth in the Participant’s Employment Agreement; provided that if no such Employment Agreement which defines Cause is in effect at the time of determination, Cause shall mean the following: (i) the conviction of, or plea of nolo contendere by, the Participant to a felony or other crime involving dishonesty or moral turpitude, (ii) fraud, embezzlement, theft or any misappropriation of funds, money, assets or other property of the Company or any of its Affiliates, (iii) willful failure to perform duties, or gross negligence in the performance of the Participant’s duties and responsibilities to the Company and its Affiliates, or willful failure to follow the lawful directives of the Board or such other person or body to whom the Participant reports, which remains uncured ten (10) business days after written notice of such failure or negligence specifying in reasonable detail the nature of such failure or negligence is given to the Participant by the Company or its Affiliates, (iv) the Participant’s willful misconduct, (v) the Participant’s material breach of Participant’s Employment Agreement (if applicable), the LLC Agreement or any other written agreement between the Participant and the Company or its Affiliates, (vi) the attempt to willfully obtain any personal profit from any transaction in which the Participant has an interest not disclosed to the Board which is adverse to the interests of the Company or any of its Subsidiaries or controlled Affiliates, or (vii) the Participant acts in a manner inimical to the best interests of the Company or any of its Subsidiaries or controlled Affiliates.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Company” shall mean Oak Street Health LLC, an Illinois limited liability company.

“Effective Date” shall have the meaning set forth in Article IX.R hereof.

“employment” and “termination of employment” and similar references shall mean, respectively, service with and termination of service from the Company and its Affiliates.

“Employment Agreement” shall mean, with respect to a Participant, the written employment or other service agreement then in effect between the Participant and the Company or one of its Affiliates, if any.

“Fair Market Value” of any Incentive Units (or any other security), as of any date, shall mean the amount the holder would be entitled to receive if the assets of the Company were sold for fair market value following which the Company were to pay all outstanding liabilities and distribute the remaining proceeds to the Members in accordance with the terms of the LLC Agreement, as determined in good faith by the Board taking into account the classification and relative rights and privileges of such interests and other factors it deems appropriate. Such determination shall be binding and conclusive on the Company, the Participants and all other Persons interested in the Incentive Plan.

“Hurdle Value” shall mean, with respect to each Incentive Unit, the value specified as such in the applicable Incentive Unit Agreement, which value shall be equal to or greater than the Fair Market Value of the Company on the date of grant.

“Incentive Unit Agreement” shall mean any written agreement, contract, or other instrument or document in a form approved by the Board, which evidences any Incentive Units awarded hereunder or otherwise subject to the terms of the Incentive Plan, which may, but need not, be executed or acknowledged by a Participant.

“Incentive Plan” shall mean this Amended and Restated Oak Street Health LLC Equity Incentive Plan.

“Invested Equity” shall mean, as of any date of determination with respect to a Sponsor, (i) in the case of GA, $89,612,297.61 and (ii) in the case of OSH, $43,282,470.50 plus (ii) the aggregate equity and any other capital contributions made by such Sponsor to the Company or its Subsidiaries through such date made at any time after the Effective Date pursuant to Section 12.5.1 of the LLC Agreement; provided, that the value of any property contributed shall be determined based on the Fair Market Value as of the date of contribution.

“LLC Agreement” shall mean the Fourth Amended and Restated Limited Liability Company Operating Agreement of Oak Street Health LLC, dated as of March __, 2018, as amended, supplemented or modified from time to time in accordance with its terms.

“Participant” shall mean any Person who is eligible for, and selected by the Board in its sole discretion to receive, an award of Incentive Units under the Incentive Plan.

“Prior Effective Date” shall mean December 18, 2015.

“Sale” shall mean a Sale of the Company as defined in the LLC Agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Sponsors’ Exit” means (i) the date on which each Sponsor sells down to one or more third parties (including by way of merger or other business combination) their direct or indirect equity investment in the Company or any successor thereto, to less than 20% of the Units (or, if applicable, the amount of securities of any such successor for which such Units are exchanged in a transaction or series of related transactions involving the Company or any of its Affiliates equal to 20% of the Units) owned by such Sponsor as of the Prior Effective Date (as adjusted for units splits, units dividends, reclassifications, recapitalizations, similar events or otherwise) or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries to one or more third parties; provided that, in the case of each of clauses (i) and (ii), no Sponsors’ Exit shall have been deemed to have occurred until all of the non-cash proceeds received by each of the Sponsors in any such transaction have been reduced to cash. For the avoidance of doubt, a merger, amalgamation, consolidation, business combination, plan of arrangement, initial public offering of equity interests of the Company or any of its Affiliates or Subsidiaries or other transaction involving the Company or any of its Affiliates or Subsidiaries shall not in and of itself constitute a Sponsors’ Exit if it is not accompanied by the sell-down of equity contemplated by clause (i) of the immediately preceding sentence and subject to the proviso thereto.

III. Administration.

A. Generally. The Incentive Plan shall be administered by the Board. Subject to the terms of the Incentive Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Incentive Plan, the Board shall have full power and authority to:

1. designate Participants;

2. determine the number and type of Units, including the applicable Hurdle Value, to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, any award under the Incentive Plan;

3. determine the terms and conditions of any award under the Incentive Plan;

4. determine and/or increase the vested portion of any award under the Incentive Plan;

5. determine whether, to what extent, and under what circumstances awards under the Incentive Plan may be settled in cash, Units, other securities or other property, or canceled, forfeited or suspended and the method or methods by which the awards under the Incentive Plan may be settled, canceled, forfeited or suspended;

6. make appropriate adjustments in order to minimize the accounting impact of the Incentive Units and/or any other awards under the Incentive Plan;

7. interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Incentive Plan and any Incentive Unit Agreement or other instrument or agreement relating to, or any award made under, the Incentive Plan;

8. establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Incentive Plan; and

9. make any other determination and take any other action that the Board, in its sole discretion, deems necessary or desirable for the administration of the Incentive Plan.

B. Conclusive and Binding. Unless otherwise expressly provided in the Incentive Plan or the LLC Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Incentive Plan or any award made under the Incentive Plan shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company and its participating Affiliates, any Participant, any holder of Units, and any holder or beneficiary of any award made under the Incentive Plan. Such designations, determinations, interpretations and decisions by the Board need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

C. Limitations on Liability. No member of the Board shall be liable for any action taken or omitted to be taken, or determination made in good faith, with respect to the Incentive Plan or any award made under the Incentive Plan.

D. Delegation. Subject to the terms of the Incentive Plan, the provisions of any Incentive Unit Agreement and applicable Law, the Board may delegate all or any part of its responsibilities and powers hereunder to, a committee of the Board and/or one or more officers of the Company or any Affiliate, subject to such terms and limitations as the Board shall determine. Any such delegation may be revoked by the Board at any time. Notwithstanding the foregoing, the Board shall consult with the Chief Executive Officer of the Company and reasonably agree on the allocation of any Incentive Units issued hereunder in advance of any issuance.

IV. Number of Incentive Units; Adjustments

A. Incentive Units. Subject to adjustment as set forth in Article IV.B below, the aggregate number of Incentive Units available for awards under the Incentive Plan shall be determined by the Board from time to time. As of the Effective Date, the aggregate number of Incentive Units available for awards under the Incentive Plan is 2,053,143.75, constituting: (i) 1,240,325.05 Incentive Units available for grant (or previously granted under this Plan or the Company’s 2013 Equity Incentive Plan) immediately as of the Effective Date (the “Closing Pool”) and (ii) 812,818.70 Incentive Units becoming available for grant at such times and to the extent provided for in Section 12.5.6 of the LLC Agreement (the “New Pool”). All of the Incentive Units from the Closing Pool shall be issued with an initial aggregate Hurdle Value equal to the Fair Market Value of the Company on the date of grant, subject to adjustments in accordance with Section IV.B. 464,467.83 Incentive Units from the New Pool shall be issued with an aggregate Hurdle Value equal to an amount such that each Sponsor would upon a distribution (taking into account any prior distributions), receive cash proceeds in respect of the Units representing its Invested Equity pursuant to and in accordance with Article IV of the

LLC Agreement, equal to 2X in respect of such Sponsor’s Invested Equity (“2X Units”). The remaining 348,350.87 Incentive Units from the New Pool shall be issued with an aggregate Hurdle Value equal to an amount such that each Sponsor would upon a distribution (taking into account any prior distributions), receive cash proceeds in respect of the Units representing its Invested Equity pursuant to and in accordance with Article IV of the LLC Agreement, equal to 4X in respect of such Sponsor’s Invested Equity (“4X Units”). The Hurdle Value of the 2X Units and 4X Units shall be subject to adjustments in accordance with Section IV.B; provided that, in no event shall the Hurdle Value of any Incentive Unit be lower than the Fair Market Value of the Company as of the date of grant of such Incentive Unit. For the avoidance of doubt, the 2X Units and 4X Units shall become available for issuance on a proportional basis such that an equal percentage of the 2X Units and 4X Units shall be awarded simultaneously. Notwithstanding anything to the contrary herein or otherwise, as of any date of determination, in no event shall the Hurdle Value be deemed to have been met with respect to the 2X Units and the 4X Units, unless and until each Sponsor realizes cash proceeds in respect of the Units representing their respective Invested Equity equal to at least two (2) times and four (4) times its Invested Equity, respectively. If, after the Effective Date, any Incentive Unit is forfeited, or if any Incentive Unit has expired, terminated or been cancelled or repurchased for any reason whatsoever, and in either such case no Participant has received any benefits of ownership with respect to such forfeited, expired, terminated, cancelled or repurchased Incentive Unit, then such Incentive Unit shall again be available to be awarded hereunder by the Board, in its sole discretion.

B. Adjustments.

1. In the event the Board determines that any sale or other extraordinary distribution (whether in the form of cash, Units, securities or other property), recapitalization, reclassification, reorganization or “reorganization event” (in accordance with Section 3.7 of the LLC Agreement), change to organizational form, merger, consolidation, split- up, spin-off, combination, repurchase, liquidation or “deemed liquidation” (in accordance with Section 3.8 of the LLC Agreement), dissolution, transfer, exchange, or other unusual event or transaction (including changes to capital structure and acquisitions and dispositions of businesses of the Company) affects the Incentive Units such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, then the Board shall make adjustments to the Incentive Plan and Incentive Units in such manner as the Board determines appropriate and equitable, including adjusting the number of Incentive Units and/or the terms of any outstanding awards made under the Incentive Plan taking into account the Hurdle Value. For the avoidance of doubt, the Company shall adjust the Hurdle Value to take into account the issuance of additional Units or additional capital investments into the Company. Adjustments made by the Board pursuant to this Article IV shall be conclusive and binding for all purposes.

2. In addition, without limiting the generality of Article IV.B.1, in the event of any of the following: (i) a Sale pursuant to which some or all Members are entitled to receive, in exchange for their Units, a form of consideration other than stock or other equity interests of the surviving entity; (ii) a Sale that is deemed to be a Drag-Along Sale (as defined in the LLC Agreement); or (iii) the Company enters into a written agreement to undergo an event described in clauses (i) or (ii) above, the Board in its sole discretion, may (I) cancel all or any portion of any outstanding Incentive Units and pay to the 6 affected Participant, in cash or capital stock (or other equity interests), or any combination thereof, the Fair Market Value of the Incentive Units which are then vested and/or (II) convert all or some of the outstanding vested Incentive Units into other Units or otherwise make provision for the outstanding vested Incentive Units to be Transferred in such transaction, in each case of (I) or (II) above, as determined by the Board in a manner generally consistent with the treatment of other Units in such event, taking into consideration the relative rights of all Units, including the Hurdle Value applicable to Incentive Units; and provided, that in the case of an event described in clause (i) above, the Board shall take one of the actions described in clause (I) or (II) above. For the avoidance of doubt, under no circumstance shall the Participant be entitled to any payment or conversion in respect of an Incentive Unit unless the applicable Hurdle Value for such Incentive Unit has been achieved.

3. Furthermore, and without limiting the generality of Article IV.B.1, upon the occurrence of an Initial Offering, the Board may, in its discretion, (i) cause the exchange of Incentive Units for units or shares of common stock or other equity securities and apply the vesting provisions applicable to the Incentive Units to such shares of common stock or other equity securities; (ii) adjust the number of Incentive Units issued under the Incentive Plan or under any particular award; (iii) adjust the Hurdle Value applicable to any Incentive Units; and/or (iv) cancel all or any portion of the Incentive Units in exchange for payment to the Participant in cash or capital stock (or other equity interests) or any combination thereof, of the Fair Market Value of the Incentive Units; in each case, determined by the Board in a manner generally consistent with the treatment of other Units, taking into consideration the relative rights of all Units, including the Hurdle Value applicable to Incentive Units.

V. Eligibility. Any Person who is an officer, director, employee, consultant, or independent contractor providing services to the Company or its Affiliates shall be eligible to be designated as a Participant in the Incentive Plan by the Board.

VI. Incentive Unit Awards. The Board may issue or approve the Transfer of Incentive Units to a Participant pursuant to an Incentive Unit Agreement, upon such terms as the Board deems appropriate and consistent with the Incentive Plan. The following provisions are applicable to Incentive Units, except as specified otherwise in the applicable Incentive Unit Agreement:

A. General Requirements for Incentive Units. Incentive Units will be issued pursuant to an Incentive Unit Agreement. The Board may establish vesting and other conditions under which restrictions on Incentive Units shall lapse over a period of time or according to such other criteria as the Board deems appropriate in its sole discretion, and which shall be set forth in the applicable Incentive Unit Agreement.

B. Number of Incentive Units; Hurdle Value. The Board shall determine the number of Incentive Units to be issued or transferred and the restrictions applicable to such award, as well as the Hurdle Value applicable to such award.

C. Requirement of Employment. Except as otherwise set forth in an applicable Incentive Unit Agreement, (i) if a Participant’s employment with the Company and its Affiliates is terminated for any reason, all Incentive Units granted to such Participant which remain unvested shall be cancelled and forfeited without consideration, and (ii) if a Participant’s employment is terminated by the Company or an Affiliate for Cause, all Incentive Units granted to such Participant, whether vested or unvested, shall be cancelled and forfeited without consideration. Notwithstanding any provision of the Incentive Plan to the contrary, upon the termination of a Participant’s employment with the Company and its Affiliates, such Participant’s vested Incentive Units may be subject to cancellation and/or repurchase by the Company in the manner and for the consideration provided in such Participant’s Incentive Unit Agreement. The Board may provide for complete or partial exceptions to the requirements of this Article VI.C as it deems appropriate in its sole discretion.

D. Restrictions on Transfer. Except as provided in the LLC Agreement, the applicable Incentive Unit Agreement or consented to by the Board, no Participant shall Transfer, directly or indirectly, any Incentive Unit awarded under the Incentive Plan, and any such Transfer shall be void and unenforceable against the Company or any of its Affiliates.

E. Non-Voting. The Incentive Units shall not grant the holder thereof any right to vote.

F. Right to Repurchase Units. To the extent provided in any Incentive Unit Agreement, the Company shall have the right, in its sole discretion, to make a payment to the holder of an outstanding Incentive Unit under the Incentive Plan, whether or not then vested, of the Fair Market Value of such Incentive Unit in consideration for the cancellation of such Incentive Unit.

VII. Future Award of Additional Classes of Units. The Board reserves the right, from time to time in the future, and in its sole discretion, to award additional classes of Units to Participants. In the event of any such award, the terms of the Incentive Plan shall be applied without the need of any further amendments thereto (and without any need to obtain the consent of any existing Participants), as if such additional classes of Units were Incentive Units described hereunder, except as the applicable award agreements with respect to such additional classes of Units may otherwise provide.

VIII. Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Incentive Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participant shall not to that extent be effective without the written consent of a majority-in-interest of all such adversely affected Participants, taking into account, for such purpose, all such outstanding Incentive Units, whether or not then vested; provided, further, that such consent shall not be required with respect to an amendment made to conform the Incentive Plan to the LLC Agreement, as currently in effect or as such agreement may subsequently be amended, or with respect to an amendment made to comply with applicable law. Nothing in the Incentive Plan or in any Incentive Unit Agreement shall require the consent of any holder of any Incentive Unit to any amendment of the LLC Agreement.

IX. General Provisions.

A. No Rights to Awards. No Person shall have any claim to receive any award under the Incentive Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Incentive Units awarded. The terms and conditions of awards made under the Incentive Plan need not be the same with respect to each Participant.

B. Joinder to LLC Agreement; Section 83(b) Election. Unless the Board determines otherwise, as a condition subsequent to the issue or transfer of any Incentive Unit, each Participant will be required to (i) become a party to the LUC Agreement and (ii) make a timely, valid election under Section 83(b) of the Code to both the Internal Revenue Service and the Company within 30 days after such issuance or transfer. The issuance or transfer of Incentive Units to any Participant who either fails to become party to the LLC Agreement and/or fails to make such a valid and timely election under Section 83(b) of the Code shall be void ab initio.

C. Tax Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under any Incentive Unit, under the Incentive Plan or from any other amount owing to a Participant (including in connection with any Transfers), the amount (in cash, securities or other property) of any applicable U.S. Federal, state, local or non-U.S. withholding taxes in respect of an Incentive Unit or any payment or transfer under an Incentive Unit or the Incentive Plan and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such taxes.

D. Profits Interest Designation. Unless otherwise determined by the Board upon grant of an award, it is intended that the Incentive Units granted hereunder will constitute “profits interests” for all U.S. Federal tax purposes.

E. Section 409A. The Incentive Plan is intended not to be a nonqualified deferred compensation plan under Section 409A of the Code; provided, however, to the extent that the Incentive Plan or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code, (i) the provisions of the Incentive Plan shall be interpreted in a manner to the maximum extent possible to comply with Section 409A of the Code in accordance with Section 409A of the Code and (ii) the Board may amend the Incentive Plan for purposes of complying with Section 409A of the Code.

F. No Limit on Other Compensation Arrangements. Nothing contained in the Incentive Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the award of Incentive Units, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

G. No Right to Employment. No award made hereunder shall be construed as giving a Participant the right to be retained in the employ of, or in any other continuing relationship with, the Company or any of its Affiliates.

H. Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Company or any of its Affiliates. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such award will not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees.

I. Compliance with Laws. The Board may refuse to issue or approve the Transfer of any Incentive Units if it, in its sole discretion, determines that the issuance or Transfer of such Incentive Units would violate the LLC Agreement, the Securities Act or any applicable law or regulation. Without limiting the generality of the foregoing, no award of an Incentive Unit made hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Company in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.

J. No Trust or Fund Created. Neither the Incentive Plan nor any award made hereunder shall create or be construed to create a trust or separate fund of any kind, or a fiduciary relationship between the Company, the Board, any Member or any Affiliate, on the one hand, and a Participant or any other Person, on the other hand, except as otherwise expressly required by applicable Law.

K. Severability. If any provision of the Incentive Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Incentive Plan or any award under any Law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Incentive Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of the Incentive Plan and any such award shall remain in full force and effect.

L. Amendment to LLC Agreement. Neither the adoption of the Incentive Plan nor any award made hereunder shall restrict in any way the adoption of any amendment to the LLC Agreement in accordance with the terms of the LLC Agreement.

M. Conflict Between the Incentive Plan and the LLC Agreement. The Incentive Plan is subject to the LLC Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable terms and provisions of the LLC Agreement will govern and prevail. No Participant who holds only Incentive Units shall have any right to receive or review a copy of Schedule A or Schedule B of the LLC Agreement (except for information on Schedule A or Schedule B that relates solely to such Participant) or obtain other information about the identities of the other Participants or Members or the size or nature of their interests in the Company.

N. Headings. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Incentive Plan or any provision thereof.

O. Interpretations. Unless the express context otherwise requires, with respect the Incentive Plan or any Incentive Unit Agreement: (i) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (ii) wherever the word “include,” “includes” or “including” is used, it shall be deemed to be followed by the words “without limitation;” and (iii) except where otherwise indicated by the context, any masculine term used herein shall also include the feminine.

P. Governing Law. The validity, construction and effect of the Incentive Plan and any rules and regulations relating to the Incentive Plan and any Incentive Unit Agreement shall be determined in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

Q. DISPUTE RESOLUTION: CONSENT TO JURISDICTION. Each of the parties submits to the exclusive jurisdiction of the courts of the State of Illinois and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in this Section IX.Q. Nothing in this Section IX.Q, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter in any way arising out of or related to this Incentive Agreement or the relationship established hereunder. Each party acknowledges and agrees that its obligations hereunder are of a special, unique and extraordinary character, that they are reasonably related to the legitimate business interests of the Company, and that a failure to perform any such obligation or a violation of such obligations will cause irreparable injury to the Company, the amount of which would be impossible to estimate or determine and for which adequate compensation could not be fashioned. Therefore, the parties agree the Company will be entitled, as a matter of right, and without the need to prove irreparable injury or to post bond, to seek an injunction, restraining order, writ of mandamus or other equitable relief (including specific performance) from any court of competent jurisdiction, restraining any violation or threatened violation of any term of this Agreement, or requiring compliance with or performance of any obligation hereunder, by the parties and such other persons as the court will order.

R. Term of Plan. The Amended and Restated Incentive Plan shall be effective as of the Closing (the “Effective Date”). Notwithstanding anything to the contrary herein, if the Purchase Agreement terminates prior to the Closing, the Amended and Restated Incentive Plan shall be void ab initio, and the prior Incentive Plan of the Company, effective as of December 18, 2015 shall remain in effect. No award shall be made under the Incentive Plan after December 31, 2028. Unless otherwise expressly provided in an applicable Incentive Unit Agreement, the termination of the Incentive Plan shall not affect the terms of any Incentive Unit awarded hereunder or otherwise subject hereto at the time of termination of the Incentive Plan, and Incentive Unit Agreements then in effect shall continue in effect after December 31, 2028.